EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We consent to the incorporation by reference in the Registration Statements Forms S-8 No. 333-87060, 333-36070, 333-26379, 33-77968 and 33-40414 of our report dated November 7, 2003, except for Note 20 as to which the date is November 21, 2003 with respect to the consolidated financial statements of Woodhead Industries, Inc. included in the Annual Report (Form 10-K) for the year ended September 27, 2003.

/s/ Ernst & Young LLP

Ernst & Young LLP Chicago, Illinois December 17, 2003

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